NATIONAL FUEL GAS COMPANY
                         AND PARTICIPATING SUBSIDIARIES

                             AGREEMENT REGARDING THE
                       OPERATION OF, AND PARTICIPATION IN,

                     THE NATIONAL FUEL GAS SYSTEM MONEY POOL
                                 ("MONEY POOL")


         WHEREAS, National Fuel Gas Company ("National") has provided and/or arranged for the short-term (periods not exceeding 270 days) financing needs of itself and its subsidiary companies (the "National Fuel Gas System" or "System") from time to time; and

         WHEREAS, the Securities and Exchange Commission ("Commission") has, from time to time, authorized National to arrange for, and coordinate, the short-term cash borrowing needs and investment of excess short-term cash reserves of itself and its subsidiary companies on a System-wide (intercompany) pooled basis;

         NOW, THEREFORE, National and each of the undersigned "Participating Subsidiaries" have signed this agreement ("Agreement") to set forth the terms of the operation of the National Fuel Gas System Money Pool ("Money Pool") and the participation therein of National (as administrator of, and as a lender to, the Money Pool) and of each of its subsidiaries (as lenders to and/or borrowers from the Money Pool) that now are, or shall subsequently become participants therein by signing this Agreement or an amendment hereto ("Participant").



                                    ARTICLE I
                                     GENERAL


     1. National hereby undertakes to operate the Money Pool on behalf of the Participants. National undertakes to maintain as Exhibit "A" to this Agreement, a list of each Participant in the Money Pool.

     2. This Agreement sets forth the procedures regarding the operation of the Money Pool and the methods for each Participant to receive short-term loans from the Money Pool or to deposit temporary short-term excess cash reserves ("Surplus Cash") in the Money Pool for the use by other Participants.

     3. This Agreement shall always be subject to the provisions of the Public Utility Holding Company Act of 1935, as it may be amended from time to time, (the "Act") any Rules promulgated under the Act, and any Orders issued from time to time by the Commission under the Act.

     4. Upon payment of all outstanding loans from the Money Pool, accrued interest, or its allocable share of fees to National, any Participant may terminate its participation in the Money Pool pursuant to this Agreement at any time.


                                   ARTICLE II
                     CREDIT FACILITIES, BORROWINGS, DEPOSITS

     1. National hereby undertakes to arrange with various lenders, banks, brokers, and other financial institutions (collectively referred to as "Creditors") various borrowing facilities, including, but not limited to: short-term lines of credit, demand credit facilities, revolving lines of credit, committed credit facilities, and commercial paper facilities ("Credit Facilities"). The Creditors and the types of, and borrowing limits under, the various Credit Facilities shall be determined by National from time to time, and may be subject to change, depending on market conditions. National shall prepare, maintain and make available to each Participant, an Exhibit "B" to this Agreement listing each Creditor and the borrowing limit of each Credit Facility available from time to time, that make up the external sources of funds available to the Money Pool.

     2. The Credit Facilities may be utilized by National for its own corporate needs, separate and apart from their utilization for the Money Pool under this Agreement.

     3. Each Participant agrees to keep National advised of its borrowing needs and/or Surplus Cash position. National shall utilize such information to determine the overall borrowing needs or Surplus Cash position of the consolidated National Fuel Gas System and coordinate borrowings under the Credit Facilities to meet those borrowing needs or arrange for the investment of Surplus Cash on behalf of the Participants.

     4. If any Participant has Surplus Cash in excess of its immediate needs, it may deposit such Surplus Cash in the Money Pool. National, as agent for the Participants, shall pool such Surplus Cash with all other funds available when determining the amount that must be borrowed under the Credit Facilities from day to day.

     5. Subject to any individual maximum borrowing limit imposed by the Commission, or any lower limit that may be imposed by National, in its sole discretion, from time-to-time, and indicated on Exhibit "A", and further subject to any limits that may be imposed on a consolidated System basis and have an effect on an individual Participant's borrowing limit, each Participant shall be entitled, on request, to borrow from the Money Pool various amounts in $100,000 increments ("Loans"), and for such period as determined by the Participant.

     6. All Loans by a Participant from the Money Pool shall be evidenced by a Demand Grid Note in the form of Exhibit "C" to this Agreement.

     7. All deposits of Surplus Cash in the Money Pool by National or a Participant shall be evidenced by an Intrasystem Grid Evidence of Deposit in the form of Exhibit "D" to this Agreement.


                                   ARTICLE III
                        DETERMINATION OF BORROWING RATES

     1. National will calculate, on a daily basis, the interest rate ("Daily Rate") applicable to all borrowings by Participants from the Money Pool.

     2.  The Daily Rate shall be calculated by National as follows:

              a) If only internal funds (Surplus Cash from National and/or Participants) make up the funds available in the Money Pool, the Daily Rate will be the rate for high-grade unsecured 30-day commercial paper sold through dealers as quoted in the Wall Street Journal.

              b) If only external funds (funds borrowed by National under established Credit Facilities) make up the funds available in the Money Pool, the Daily Rate will be equal to National's net weighted daily average cost for such external borrowings.

              c) In cases where Surplus Cash from National and/or Participants and external funds concurrently make up the funds available in the Money Pool, the Daily Rate will be equal to National's net weighted daily average cost for external borrowings as calculated in (b) above.

              d) The Daily Rate calculated by National shall be computed on the basis of 360-day year. For all borrowings under any commercial paper Credit Facility, or other Credit Facility that utilizes a discount method, National shall calculate an interest rate (again on the basis of a 360-day year) corresponding to the discounts attributable to such borrowings, and such interest cost shall be factored into the Daily Rate on the basis of the face, or principal, amount of such instrument.

     3. The Daily Rate shall be applied to the aggregate principal amount of any Loan of a Participant that remains outstanding at the end of the day.

     4. If any interest or principal payment of a Participant becomes past due, a default rate, equal to 2% per annum above the Daily Rate may be assessed to the Participant by National upon the unpaid principal amount of the Loan.


                                   ARTICLE IV
                         DETERMINATION OF DEPOSIT RATES

     1. Subject to paragraph 3 below, all Surplus Cash deposited in the Money Pool by National or a Participant, shall earn interest at the Daily Rate as calculated by National pursuant to Article III.

     2. The Daily Rate shall be applied to the aggregate principal amount of any deposit of Surplus Cash that remains in the Money Pool at the end of any day.

     3. If, at any time, there is more Surplus Cash deposited by the Participants in the Money Pool than is needed by other Participants, or if National is unable to utilize any portion of Surplus Cash to repay fixed term borrowings under the Credit Facilities (such increment of Surplus Cash to be referred to as "Excess Surplus Cash"), National, as Agent for the Participants that deposited such Excess Surplus Cash, shall invest such Excess Surplus Cash in:

              a) Securities of, or securities the principal or interest of which is guaranteed by, the United States, a State, or a political subdivision of a State, or any agency, authority, or instrumentality of any one or more of the foregoing, or any corporation which wholly owned, directly or indirectly, by any one or more of the foregoing (Act Section 9 (c) (1)), or

              b) Any bond or other evidence of indebtedness issued by any non-associate company which qualifies as a legal investment:

                            (i) for trust funds and described in New York Banking Law, Sections 14 and 100-c, or

                           (ii) for savings banks under the New York Banking Law, Section 235,

                  and as may be further defined in Volume 3 of the New York Codes of Rules and Regulations (Rule 40 (a) (1)); or

              c) Any prime commercial paper, trade acceptance or bank certificate of deposit maturing within 12 months from the date of issuance or payable in not more than 60 days after demand (Rule 40 (a) (2)).

         All interest accrued on such investments shall be allocable to the Participant that deposited such Excess Surplus Cash in the Money Pool.


                                    ARTICLE V
                           RECORD OF CURRENT ACCOUNTS

     1. National shall maintain a current daily accounting of all Loans from or deposits of Surplus Cash in the Money Pool by each Participant. Such accounting shall be maintained in electronic format and shall indicate the Daily Rate in effect from time to time. In addition, such electronic formatting shall be used to update both the Demand Grid Note executed by a Participant or an Intrasystem Grid Evidence of Deposit executed by National as Agent for the Money Pool.

     2. Upon request, National shall provide any Participant copies of such current accounting.


                                   ARTICLE VI
                                INTEREST PAYMENTS

     1. All accrued and unpaid interest on all Loans from the Money Pool shall be payable monthly by each Participant until the principal amount of the Loan has been fully repaid. In instances where National is required to make an interest payment to a Creditor under a Credit Facility at any point during a month, National may request each Participant to make an interim interest payment to fund such a payment to a Creditor.

     2. Accrued interest on all deposits in the Money Pool by National or a Participant shall be disbursed to the appropriate party on a monthly basis. National shall be entitled to apply any such interest payable against any outstanding interest receivable that may be due for Loans that may have been outstanding by a Participant at other times during that month.


                                   ARTICLE VII
                      AVAILABILITY OF FUNDS TO PARTICIPANTS

     1. Based on the individual funding requirements communicated by each Participant to National from time to time, National shall endeavor to arrange borrowings under the Credit Facilities so that the funding requirements of each Participant may be fully satisfied.

     2. If National acquires funds for the Money Pool under the Credit Facilities on a discount basis, the face, or principal amount of such funds shall be considered available to the Money Pool at the Daily Rate as calculated by National pursuant to Article III.

     3. To the extent that there are ever more short-term funding requirements than National is able to satisfy from the Money Pool on any given day, the following funding preferences shall be followed:

                  a) Each Participant shall always have a first preference to Surplus Cash that it may have deposited in the Money Pool and that is evidenced by an Intrasystem Grid Evidence of Deposit.

                  b) To the extent that each Participant has utilized to its desired extent, its first preference to call on any of its Surplus Cash previously deposited in the Money Pool, National Fuel Gas Distribution Corporation shall have the borrowing priority (subject to any maximum borrowing limits imposed by the Commission or National) over all other Participants.

                  c) Subject to the discretion of National, in order to optimize System borrowing activities, all other borrowing requests shall be funded on a first come, first served basis.

     4. National may not borrow any funds from the Money Pool. However, as set out in Article II, 2. above, National may separately use the Credit Facilities for its own corporate needs.

     5. Each Participant agrees that it shall not use any of the funds borrowed from the Money Pool to make any investment in a foreign utility company (as such term is defined in the Act).


                                  ARTICLE VIII
                               REPAYMENT OF LOANS

     1.  All Loans are payable upon demand by National.

     2. Subject to paragraph 3 below, each Participant shall have the right at any time to fully repay to the Money Pool any outstanding Loan.

     3. From time to time, based on the information given by Participants to National regarding their borrowing needs and/or Surplus Cash position, National, as Agent for the Money Pool, may borrow funds under the Credit Facilities for a fixed period or term. Such fixed term borrowings will be utilized by National only if it is reasonably anticipated that the funds will be needed among the Participants for the entire fixed term. If, nonetheless, a Participant intends to repay a Loan, and at such time there is no borrowing under a Credit Facility that is immediately payable or prepayable, National shall nonetheless accept receipt of the funds from such Participant and invest such funds on behalf of such Participant in accordance with the procedures set out in Article IV.3.

                                   ARTICLE IX
                                FEES AND EXPENSES

     1. From time to time, it may be necessary for National to incur commitment or similar fees with respect to the Credit Facilities. Similarly, National may be required to maintain compensating balances with a Creditor under any of the Credit Facilities. National agrees that any such fees incurred will not exceed one-half of one percent (0.50%) of the average daily Credit Facility available, and that any compensating balances will not exceed twenty percent (20%) of the Credit Facility.

     2. National shall allocate the fees and expenses incurred with respect to the Credit Facilities, and other minor expenses incurred for the operation and maintenance of the Money Pool, among all Participants and shall include such fees and expenses as an item on the monthly billings of interest and expenses to the Participants.

     3. The allocation of expenses incurred during a particular billing period shall be made by utilizing the most recently available quarterly consolidating financial statement. Each Participant's share of expenses shall be a fraction of the total expenses. The numerator for each Participant of such fraction will be the respective per book capitalization plus the average daily balance of short-term borrowings outstanding during the twelve months ended as of the date of the financial statement utilized. The denominator of such fraction will be the total of all the numerators used in the calculation.


                                    ARTICLE X
                               TERM, GOVERNING LAW

     1. Subject to any Participants right to terminate participation under this Agreement as set out in Article I, 4, this Agreement shall remain in effect through December 31, 2002, or such later date as may be approved by National and each Participant.

     2. Notwithstanding the termination of participation in the Money Pool by any Participant, this Agreement shall remain in effect with respect to all other Participants.

     3. This Agreement may be amended or superseded at any time, by a written instrument signed by National and each Participant.

     4. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.


         IN WITNESS WHEREOF, the parties have hereunto executed this Agreement as the day and year first above written.

NATIONAL FUEL GAS COMPANY


By:  /s/ P. C. Ackerman
     -------------------------------------
        P. C. Ackerman, Senior Vice President


NATIONAL FUEL GAS DISTRIBUTION CORPORATION


By:  /s/ P. C. Ackerman
     -------------------------------------
        P. C. Ackerman, President

NATIONAL FUEL GAS SUPPLY CORPORATION


By:  /s/ R. Hare
     -------------------------------------
        R. Hare, President


SENECA RESOURCES CORPORATION


By:  /s/ J. A. Beck
     -------------------------------------
        J. A. Beck, President


HIGHLAND LAND AND MINERALS, INC.


By:  /s/ P. C. Ackerman
     -------------------------------------
        P. C. Ackerman, President


LEIDY HUB, INC.


By:  /s/ W. E. DeForest
     -------------------------------------
        W. E. DeForest, President


DATA-TRACK ACCOUNT SERVICES, INC.


By:  /s/ P. C. Ackerman
     -------------------------------------
        P. C. Ackerman, President


HORIZON ENERGY DEVELOPMENT, INC.


By:  /s/ P. C. Ackerman
     -------------------------------------
        P. C. Ackerman, President

NATIONAL FUEL RESOURCES, INC.


By:  /s/ R. J. Kreppel
     -------------------------------------
        R. J. Kreppel, President


UTILITY CONSTRUCTORS, INC.


By:  /s/ P. C. Ackerman
     -------------------------------------
        P. C. Ackerman, President


NIAGARA ENERGY TRADING INC.


By:  /s/ J. A. Beck
     -------------------------------------
        J. A. Beck, President


NIAGARA INDEPENDENCE MARKETING COMPANY


By:  /s/ J. A. Beck
     -------------------------------------
        J. A. Beck, President


SENECA INDEPENDENCE PIPELINE COMPANY


By:  /s/ R. Hare
     -------------------------------------
        R. Hare, President

                                                                    EXHIBIT "A"
                                                 Effective as of March 23, 1998
                                                 Superseded
                                                           --------------------

                            NATIONAL FUEL GAS SYSTEM
                                   MONEY POOL





                                                        Maximum Borrowing Limit*
Participants                                                  ($000,000's)
------------                                            ------------------------

    National Fuel Gas Distribution Corporation                    500
    National Fuel Gas Supply Corporation                          500
    Seneca Resources Corporation                                  400
    National Fuel Resources, Inc.                                 250
    Horizon Energy Development, Inc.                              250
    Seneca Independence Pipeline Company                          180
    Niagara Independence Marketing Company.                       180
    Niagara Energy Trading Inc.                                   180
    Highland Land & Minerals, Inc.                                150
    Leidy Hub, Inc.                                                25
    Data-Track Account Services, Inc.                              10
    Utility Constructors, Inc.                                     10







--------------------------------------------------------------------------------
*Note: The maximum borrowing limit of each Participant is subject to an aggregate borrowing limit by all Participants of $750,000,000 as set out in the Order of the Securities and Exchange Commission dated March 20, 1998 (HCAR No.26847).

                                                                    EXHIBIT "B"
                                                 Effective as of March 23, 1998
                                                 Superseded
                                                           --------------------

                            NATIONAL FUEL GAS SYSTEM
                                   MONEY POOL

                     External Credit Facilities Established
                    and Utilized by National Fuel Gas Company
                          to Fund the System Money Pool
                          -----------------------------



                                                                          Facility Limit
              Creditor                            Facility Type            ($000,000's)
              --------                            -------------            ------------

The Chase Manhattan Bank Issued Through   )  Commercial Paper Program
Chase Securities, Inc. And/or             )  and Back-Up Committed
Merrill Lynch Money Markets, Inc.         )  Revolving Line                    130

Banca Nazionale del Lavoro                Discretionary                         20

Bank of Tokyo-Mitsubishi, Ltd.            Discretionary                         50

The Chase Manhattan Bank                  Discretionary                        150

Citibank, N.A.                            Discretionary                         75

Fleet Bank of New York, N.A.              Discretionary                         70

The Industrial Bank of Japan, Limited     Discretionary                         35

Manufacturers and Traders Trust Company   Discretionary                         70

Marine Midland Bank, N.A.                 Discretionary                        100

Wood Street Funding Corporation           Discretionary                         75


                                                                    EXHIBIT "C"
                                                 Effective as of March 23, 1998
                                                 Superseded
                                                           --------------------

                            NATIONAL FUEL GAS SYSTEM
                                   MONEY POOL

                              Demand Grid Note for
                         Intrasystem Money Pool Advances


For amounts up to ((Dollars))                                 Buffalo, New York
(See attached schedule for principal amount                   March 23, 1998
outstanding at any time.)


         FOR VALUE RECEIVED, the undersigned, ((Participant)) a ((Company)) corporation, (the "Company"), hereby unconditionally promises to pay on demand or in any event by December 31, 2002 to the order of National Fuel Gas Company ("National"), in its capacity as Agent of the National Fuel Gas System Money Pool (the "Money Pool") and for the benefit of any Creditor or Participant that may have deposited Surplus Cash in the Money Pool, at National's offices located at 10 Lafayette Square, Buffalo, New York 14203, in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of all Loans (that are posted on the schedule annexed hereto and made a part hereof) made from the Money Pool to the Company pursuant to the terms of an Order issued by the Securities and Exchange Commission dated March 20, 1998 (HCAR No. 26847) and/or any subsequent applicable orders of the Commission.

         The Company further agrees to pay accrued interest in like money at such office that may accrue on the unpaid principal amount hereof from time to time from the date hereof at the Daily Rate as determined by National under the terms of the Money Pool Agreement dated as of March 23, 1998, and signed by National and Company. Interest shall be payable monthly in arrears and upon payment (including prepayment) in full of the unpaid principal amount hereof. If applicable, a default rate equal to 2% per annum above the Daily Rate may be assessed on the unpaid principal amount if any interest or principal payment becomes past due.

         This Note shall be governed by, and construed and interpreted in accordance with, the Laws of the State of New York without regard to conflicts of laws principles, except as preempted by Federal law. Capitalized terms used, but not defined herein shall have the meaning defined in the National Fuel Gas System Money Pool Agreement dated as of March 23, 1998.

                                                                   EXHIBIT "C"
                                                 Effective as of March 23, 1998
                                                 Superseded
                                                           --------------------


         IN WITNESS WHEREOF, ((Participant)) pursuant to due authorization has caused this Note to be executed in its name and on its behalf by its duly authorized officer, as of the 23rd day of March, 1998.

                                              ((Participant1))



                                              By:  ((Signature))
                                                 ------------------------------
                                                       ((By))


                                              Title:  ((Title))
                                                    ---------------------------

                                                      Attachment to EXHIBIT "C"



                       NATIONAL FUEL GAS SYSTEM MONEY POOL
                                DEMAND GRID NOTE


         The total principal amount payable on demand by Participant to National Fuel Gas Company, as Agent of the National Fuel Gas System Money Pool, on any day shall be equal to the entry below under the column entitled "Principal Amount" on such day.

                                                                    EXHIBIT "D"
                                                 Effective as of March 23, 1998
                                                 Superseded
                                                           --------------------


                            NATIONAL FUEL GAS SYSTEM
                                   MONEY POOL

                      Intrasystem Grid Evidence of Deposit
                      ------------------------------------


$ (see attached schedule for amount deposited at any time)    Buffalo, New York
                                                              March 23, 1998

         The undersigned, National Fuel Gas Company, a New Jersey corporation, ("National"), in its capacity as Agent of the funds deposited in the National Fuel Gas System Money Pool (the "Money Pool"), hereby acknowledges receipt of the aggregate unpaid principal amount of all amounts deposited in the Money Pool (such amount that is posted on the schedule annexed hereto and made a part hereof) by ((Participant)) ("Participant") pursuant to the terms of an Order issued by the Securities and Exchange Commission dated March 20, 1998 (HCAR No. 26847) and/or any subsequent applicable orders of the Commission.

         Under the terms of the Money Pool Agreement dated as of March 23, 1998, National, as Agent under the Money Pool shall accrue interest on the unpaid principal amount hereof from time to time from the date at the Money Pool Daily Rate. Interest shall be payable monthly in arrears and upon payment (including prepayment) in full of the unpaid principal amount hereof. Upon demand by Participant for payment, National will make demand upon other Participants for such payment, or in its discretion draw funds under its Credit Facilities order to repay Participant. Capitalized terms used, but not defined herein, shall have the meaning defined in the National Fuel Gas System Money Pool Agreement dated as of March 23, 1998.

         IN WITNESS WHEREOF said National Fuel Gas Company pursuant to due authorization has caused this Intrasystem Grid Evidence of Deposit to be executed on behalf of the National Fuel Gas Intrasystem Money Pool by its duly authorized officers, all as of March 23, 1998.



                                       National Fuel Gas Company,
                                       as Agent of the National Fuel
                                       Gas System Money Pool

                                       By:  /s/ G. T. Wehrlin
                                          -------------------------------------
                                          G. T. Wehrlin

                                       Title:  Controller
                                             ----------------------------------

                                                      Attachment to EXHIBIT "D"


                       NATIONAL FUEL GAS SYSTEM MONEY POOL
                      INTRASYSTEM GRID EVIDENCE OF DEPOSIT


         The total principal amount payable on demand by National Fuel Gas Company, as agent of the National Fuel Gas System Money Pool, to ((Participant)) on any day shall be equal to the entry below under the column entitled "Principal Amount" on such day.